Exhibit 99.1

For more information: John Ritchie Chief Financial Officer EFI 650-357-3500	Investor Relations; JoAnn Horne Market Street Partners 415-445-3233

EFI Provides Preliminary Results for First Quarter of 2009

Foster City, Calif. – April 7, 2009 – Electronics For Imaging, Inc. (Nasdaq: EFII), the world leader in customer-focused digital printing, today announced its expected preliminary results for the three months ended March 31, 2009. Based on preliminary data, the Company expects first quarter revenues to be approximately $95 to $96 million. The Company anticipates reporting non-GAAP loss per share in the range of $(0.08) to $(0.10) and GAAP earnings per share in the range of $0.52 to $0.58. The Company had not previously provided specific guidance for Q1.

Preliminary GAAP results include estimated charges related to non-cash stock based compensation expense, amortization of acquisition-related intangibles, certain tax charges, asset impairment charges, project abandonment costs, as well as non-recurring charges and gains, such as our sale of certain real estate assets.

“Our Q1 revenue was impacted by the deteriorating spending environment as well as the difficulty for customers to obtain financing,” said Guy Gecht, CEO of EFI. “As previously committed, we took aggressive actions to reduce our operational costs to reflect these lower revenue levels. Given the current market demand, we are implementing further steps to realign our cost structure while focusing on gaining market share through leveraging our industry leading products.”

The Company noted that while none of the product lines were immune to the impact of the global economy, the inkjet business was most affected by the slowdown.

The Company expects Q1 non-GAAP operating expenses to be approximately $60 million, a decrease of approximately 13% year-over-year, and 11% sequentially. The better than expected non-GAAP operating expense levels were due to the implementation of accelerated cost control measures taken during the quarter. Further steps to realign costs are expected to result in Q2 non-GAAP operating expenses down approximately 20% year-over-year and 5% sequentially. These steps include employee salary reductions of 5%, senior management team salary reductions of 10% to 15%, as well as additional headcount reductions, among other initiatives.

The Company will provide its full financial results and hold its regularly scheduled Q1 2009 conference call on April 29, 2009 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A webcast of the conference call will be available at the Investor Relations portion of EFI’s web site at www.efi.com.

About our Non-GAAP Net Income and Adjustments

To supplement our consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use a non-GAAP measure of net income that is GAAP net income adjusted to exclude certain recurring and non-recurring costs, expenses and gains. Management believes that our non-GAAP net income provides investors with useful information because it gives an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, non-GAAP net income is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with or an alternative for GAAP and may be materially different from non-GAAP measures used by other companies. We compute non-GAAP net income by adjusting GAAP net income with the impact of recurring amortization of acquisition-related intangibles, stock-based compensation expenses, certain tax charges, asset impairment charges, project abandonment costs, as well as non-recurring charges and gains, such as our sale of certain real estate assets. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income prepared in accordance with GAAP.

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “anticipate”, “believe”, “estimate”, “expect”, “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding the Company’s Q1 revenues, GAAP and non-GAAP earnings and loss per share, respectively, non-GAAP operating expenses, Q2 non-GAAP operating expenses, measures designed to realign costs, our strategy with respect to cost control measures and gaining market share, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. The Company’s expected preliminary results in this press release are based on preliminary data about first quarter of 2009 and are subject to revision. Although the quarter is completed, the Company is still in the early stages of its standard financial reporting closing procedures. Accordingly, as the Company completes its regular quarter-end closing and review processes, actual results could differ materially from these preliminary estimates. Potential risks and uncertainties include, but are not necessarily limited to, possible adjustments to financial results as the Company completes its regular quarter-end closing process for the first quarter of 2009; inaccurate data or assumptions; unforeseen expenses; the Company’s ability to maintain effective costs control measures; management’s ability to forecast revenues, expenses and earnings, especially on a quarterly basis; unexpected declines in revenues or increases in expenses; the market prices of the Company’s common stock during the term and after the ASR Agreement; the uncertainty regarding the completion of the ASR within the proposed timing; the uncertainty regarding the amount and timing of future share repurchases by the Company and the origin of funds used for such repurchases; current world-wide financial, economic and political difficulties and downturns, including the rapidly changing credit markets, and adverse variations in foreign exchange rates, that could affect demand for our products, and increase the volatility of our profitability, as well as the risk of bank failures, insolvency or illiquidity of other financial institutions and other adverse conditions in financial markets that could cause a loss of our cash deposits and invested cash and cash equivalents; failure to retain key employees; a significant decline or delay in demand for our products by any of our important OEM partners; the unpredictability of development schedules and commercialization of the products manufactured and sold by our OEM partners; variations in growth rates or declines in the printing and imaging markets across various geographic regions; changes in historic customer order patterns, including changes in customer and channel inventory levels; changes in the mix of products sold leading to variations in operating results; the uncertainty of market acceptance of new product introductions; delays in product deliveries that cause quarterly revenues and income to fall significantly short of anticipated levels; competition and/or market factors, which may adversely affect margins; competition in each of our businesses, including competition from products internally developed by EFI’s customers; excess or obsolete inventory and variations in inventory valuation; intense competition in the industrial and commercial digital inkjet market; the uncertainty of continued success in technological advances, including development and implementation of new processes and strategic products; the challenges of obtaining timely, efficient and quality product manufacturing; litigation involving intellectual property rights or other related matters; our ability to successfully integrate acquired businesses, without operational disruption to our existing businesses; the potential that investments in new business strategies and initiatives could disrupt the Company’s ongoing businesses and may present risks not originally contemplated; the potential loss of sales, unexpected costs or adverse impact on relations with customers or suppliers as a result of acquisitions; differences between the financial results as filed with the SEC and the preliminary results included in our earnings or other press releases due to the complexity in accounting rules; and any other risk factors that may be included from time to time in the Company’s SEC reports.

The statements in this press release are made as of the date of this press release. EFI undertakes no obligation to update information contained in this press release. For further information regarding risks and uncertainties associated with EFI’s businesses, please refer to the section entitled “Factors That Could Adversely Affect Performance” in the Company’s SEC filings, including, but not limited to, its annual report on Form 10-K and its quarterly reports on Form 10-Q, copies of which may be obtained by contacting EFI’s Investor Relations Department by phone at 650-357-3828 or by email at investor.relations@efi.com or EFI’s Investor Relations website at http://www.efi.com.

About EFI

EFI (www.efi.com) is the world leader in customer-focused digital printing innovation. EFI’s award-winning solutions, integrated from creation to print, deliver increased performance, cost savings and productivity. The company’s robust product portfolio includes Fiery® digital color print servers; VUTEk® superwide digital inkjet printers, UV and solvent inks; Rastek UV wide-format inkjet printers; Jetrion® industrial inkjet printing systems; print production workflow and management information software; and corporate printing solutions. EFI maintains 23 offices worldwide.